Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195702

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (Subject to Completion)
(To Prospectus dated May 14, 2014)	Dated September 10, 2014

                 Shares

Common Stock

We are offering              shares of our common stock. Our common stock is listed for trading on The NASDAQ Capital Market under the symbol “INVE.” On September 9, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $19.66 per share.

Investing in our common stock involves significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriter for certain out-of-pocket expenses incurred by it. See “Underwriting.”

The underwriter may also purchase up to an additional              shares of our common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover overallotments, if any. If the underwriter exercises this option in full, the total discount will be $             and the total net proceeds to us, before expenses, will be $            .

The underwriter expects to deliver the shares only in book-entry form through the facilities of The Depository Trust Company against payment on or about September     , 2014.

Cowen and Company

The date of this prospectus supplement is September     , 2014

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is related to a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50 million, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Incorporation of Documents by Reference” and “Where You Can Find More Information” elsewhere in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or information we previously filed with the SEC and incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such incorporated documents.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriter has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriter are making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action has been or will be taken in any jurisdiction by the Company or the underwriter that would permit a public offering of the common stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “the Company,” “Identiv,” “we,” “our,” and “us” refer to Identiv, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “anticipate,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements, each of which applies only as of the date set forth herein. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify and other information disclosed in the documents we incorporate by reference herein. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” herein, elsewhere in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference herein could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date hereof to conform our statements to actual results or changed expectations.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement and the financial statements, related notes and the other information incorporated by reference herein.

Company Overview

We are a global security technology company that provides trust solutions in the connected world, including premises, information and everyday items. Chief Information Officers, or CIOs, Chief Security Officers, or CSOs, and product departments rely upon our trust solutions to reduce risk and achieve compliance, and to protect brand identity. Our trust solutions are implemented using standards-driven products and technology, such as hardware, software, digital certificates, and mobility and cloud services.

Market Strategy

Our corporate priority is to simplify our business and drive revenue growth by focusing our resources and activities to deliver trust solutions to customers globally. Our trust solutions leverage core expertise from our existing product portfolio with a focus on cloud and mobile technologies, as well as our significant experience addressing customers’ security challenges across multiple markets, including the U.S. government, transportation, healthcare, education, banking, critical infrastructure, foreign governments and others.

In particular, we believe that our more than 20 years’ experience delivering security solutions to U.S. government customers has provided us with significant expertise in security technologies and the evolving standards that continually shape their application to protect premises, information, and everyday items. Our products enable compliance with federal directives and standards implemented over the past decade, including Homeland Security Presidential Directive, or HSPD, 12 and Federal Information Processing Standard, or FIPS, 201, which defines a common identification standard known as the Personal Identity Verification, or PIV, credential, used by all U.S. government employees and contractors. We have supplied millions of smart card readers to the Department of Defense and other federal agencies to enable secure logical access to PCs, networks and data. We are a leading supplier of physical access control solutions to both federal and state government customers, including agencies within the Department of Justice and the Department of the Treasury. As a pioneering adopter of security technologies and protocols employed on a large scale, the U.S. government is a benchmark for enterprises as well as other governments worldwide.

Over the last several years we have added new technology expertise and capabilities to our business to address new, rapidly growing trends in security, including mobility and cloud-based services. In 2010 we acquired two companies that gave us the capability to design and manufacture Radio Frequency Identification, or RFID, and Near Field Communication, or NFC inlays and tags. We believe we are one of the top global suppliers of NFC products, which enable contactless communication with mobile devices. In 2011 we acquired idOnDemand, a pioneering provider of cloud-based services for the issuance and management of identity credentials. In 2013 we won our first significant customer orders for our idOnDemand service and we continue to develop our idOnDemand offering to address the need for affordable and easy to implement identity credential provisioning and management. We are combining our expertise in NFC, cloud services, access control and smart card technologies to provide mobile solutions that enable secure access to premises and information technology networks using a mobile device.

Trust Solutions

In our increasingly connected world, governments, enterprises, commercial businesses, organizations of every size, and individuals are continually challenged to protect their physical environments and digital resources, which are vulnerable to data breaches, identity theft, fraud, counterfeiting and other breakdowns of security. Increasingly, organizations are modifying their existing security systems or implementing new systems that combine the management and administration of both physical and logical access control. Within the security industry, this process is known as convergence. The goal of converged systems is to provide integrated, policy-based physical and logical access to enable benefits such as single sign on and centralized identity management, as well as network provisioning throughout a user’s lifecycle.

We provide our customers with a complete, integrated trust solution for converged access. A core component of our trust solutions is our idOnDemand service, which provides organizations with a complete, easy to implement and cost-effective solution for issuing and managing identity credentials. Because this solution is offered through the cloud, our customers can access the service at any time from our secure web portal to issue, manage or revoke credentials to any employees, without the high cost and complexity of internal deployments. Our Trust for Premises solutions provide security for an organization’s premises, and our Trust for Information solutions enable secure access to PCs, networks, and devices that protect an organization’s information. All work together to provide a seamless, converged security solution.

Risk Factors

For a discussion of the factors you should carefully consider before deciding to purchase any shares, please review the risks and uncertainties under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement.

Corporate Information

We were founded in 1990 in Munich, Germany and incorporated in 1996 under the laws of the state of Delaware. Our principal offices are located at 39300 Civic Center Drive, Suite 140, Fremont, California 94538, and our Investor Relations telephone number is (949) 553-4251. Our website address is www.identiv.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. Our website address is included in this document as an inactive textual reference only.

The Offering

Common stock offered by us	shares

Overallotment option	Up to additional shares of our common stock to cover overallotments, if any. This option is exercisable by the underwriter, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	shares, or shares if the overallotment option is exercised in full.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including the acquisition of, or investment in, companies, technologies, products or assets that complement our business. However, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

NASDAQ Capital Market listing	Our common stock is listed on The NASDAQ Capital Market under the symbol “INVE”.

The number of shares of common stock to be outstanding after this offering is based on 8,122,389 shares outstanding as of September 8, 2014 (as adjusted for the 1-for-10 reverse split of our common stock effected on May 27, 2014) and excludes:

•	1,313,618 shares of common stock issuable upon exercise or vesting of stock awards outstanding as of September 8, 2014 under our equity incentive plans;

•	536,597 shares of common stock available for future grants under our equity incentive plans;

•	293,888 shares of common stock available for future sale to our employees under our Employee Stock Purchase Plan;

•	1,494,107 shares of common stock issuable upon exercise of warrants and stock awards granted outside our equity incentive plans outstanding prior to this offering;

•	126,142 shares of common stock issuable to former holders of Bluehill ID AG bearer shares not tendered in connection with the acquisition of Bluehill ID AG pursuant to the Business Combination Agreement, dated September 20, 2009, as amended October 20, 2009;

•	238,209 shares of common stock reserved for potential issuance as contingent consideration to the former stockholders of idOnDemand, Inc. pursuant to the earn-out provisions contained in the Stock Purchase Agreement, dated April 29, 2011; and

•	244,509 shares of common stock reserved for potential issuance to Lincoln Park Capital Fund, LLC pursuant to an agreement that has been terminated effective September 10, 2014.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its overallotment option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before acquiring shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the risks and uncertainties described below as well as the other information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. The occurrence of any of these risks might cause you to lose all or a part of your investment in our common stock. Please see “Incorporation of Documents by Reference” and “Where You Can Find More Information” elsewhere in this prospectus supplement.

Risks Relating to Our Business

Our revenues and operating results are subject to significant fluctuations and such fluctuations may lead to a reduced market price for our stock.

Our revenues and operating results have varied in the past and will likely continue to fluctuate in the future. We believe that period-to-period comparisons of our operating results are not necessarily meaningful, but securities analysts and investors often rely upon these comparisons as indicators of future performance. If our operating results in any future period fall below the expectations of securities analysts and investors, or the guidance that we provide, the market price of our securities would likely decline.

Factors that have caused our results to fluctuate in the past and which are likely to affect us in the future include the following:

•	business and economic conditions overall and in our markets;

•	the timing and size of customer orders that may be tied to annual or other budgetary cycles, seasonal demand, product plans or program roll-out schedules;

•	the effects of the U.S. Government sequester and other changes in budget allocation or availability that create uncertainty for customers in certain parts of our business;

•	the absence of significant backlog in our business;

•	cancellations or delays of customer orders or the loss of a significant customer;

•	the length of sales cycles associated with our product or service offerings;

•	variations in the mix of products and services we sell;

•	reductions in the average selling prices that we are able to charge due to competition or other factors;

•	our ability to obtain an adequate supply of quality components and to deliver our products on a timely basis;

•	our inventory levels and the inventory levels of our customers and indirect sales channels;

•	the extent to which we invest in development, sales and marketing, and other expense categories;

•	strategic acquisitions, dispositions or organizational restructuring;

•	fluctuations in the value of foreign currencies against the U.S. dollar;

•	the cost or impact of litigation; and

•	the write-off of investments or goodwill.

Estimating the amount and mix of future revenues is difficult, and our failure to do so accurately could affect our ability to be profitable or reduce the market price for our stock.

Accurately estimating future revenues is difficult because the purchasing patterns of our customers vary depending upon a number of factors. We sell our smart card readers primarily through a channel of distributors who place orders on an ongoing basis depending on their customers’ requirements. As a result, the size and timing of these orders can vary from quarter to quarter. The increasing market demand for RFID and NFC technology is resulting in larger program deployments of these products and components, as well as increasing competition for these solutions. Across our business, the timing of closing larger orders increases the risk of quarter-to-quarter fluctuation in revenues. If orders forecasted for a specific group of customers for a particular quarter are not realized or revenues are not otherwise recognized in that quarter, our operating results for that quarter could be materially adversely affected. In addition, from time to time, we may experience an unexpected increase or decrease in demand for our products resulting from fluctuations in our customers’ budgets, purchasing patterns or deployment schedules. These occurrences are not always predictable and can have a significant impact on our results in the period in which they occur.

Failure to accurately forecast customer demand may result in excess or obsolete inventory, which if written down might adversely impact our cost of revenues and financial condition.

In addition, our expense levels are based, in significant part, upon our expectations as to future revenues and are largely fixed in the short term. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Any significant shortfall in revenues in relation to our expectations could have an immediate and significant effect on our ability to achieve profitability for that quarter and may lead to a reduced market price for our stock.

There are doubts about our ability to continue as a going concern. If we fail to generate revenue as forecast, improve our margins, realize savings from our cost reduction activities or are unable to obtain additional capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected.

As of June 30, 2014, we had a total accumulated deficit of $329 million. During the six months ended June 30, 2014, we sustained consolidated net loss of $7.8 million. The loss for the six months ended June 30, 2014 included gain from discontinued operations of $0.5 million. These factors, among others, including the ongoing effects of the U.S. Government budget uncertainty on certain parts of our business, have raised significant doubt about our ability to operate as a going concern.

We have historically incurred operating losses and negative cash flows from operating activities, and we expect to continue to incur losses for the foreseeable future. We expect to use a significant amount of cash in our operations over the next twelve months for our operating activities and servicing of financial liabilities, including increased investment in marketing and sales capabilities to drive revenue growth, and continued investment in our cloud-based services, physical access control solutions, smart card reader products and RFID and NFC products.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Also, the financial statement schedule does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty regarding our ability to continue as a going concern. This assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Our continuation as a going concern is contingent upon our ability to generate revenue and cash flow to meet our obligations on a timely basis and our ability to raise financing or dispose of certain noncore assets as required. Our plans may be adversely impacted if we fail to realize our assumed levels of revenues and expenses or savings from our cost reduction activities. If events, such as reductions in spending under the federal budget, cause a significant adverse impact on our revenues, expenses or savings from our cost reduction activities, we may need to delay, reduce the scope of, or eliminate one or more of our development programs or obtain funds through collaborative arrangements with others that may require us to relinquish rights to certain of our technologies, or programs that we would otherwise seek to develop or commercialize ourselves, and to reduce personnel related costs. We may resort to contingency plans to make these needed cost reductions upon determination that funds will not be available in a timely matter. These contingency plans include consolidating certain functions or disposing of non-core or underperforming assets. We have sold certain non-core or underperforming businesses and will do so in future, if needed.

We may need to raise additional funds through public or private offerings of additional debt or equity during the course of the year or in the near term as we may deem appropriate. The sale of additional debt or equity securities may cause dilution to existing stockholders. However, there can be no assurance that we will be successful with our plans or that our future results of operations will improve. If revenue trends do not improve, our available liquidity from cash flows from operations will be adversely affected. There can be no assurance that we will be able to improve cash flows from operations, or that we will be able to access additional capital if and when required or on acceptable terms to us. Therefore, there can be no guarantee that our existing and anticipated capital resources will be adequate to meet our liquidity requirements. If we are unable to address our liquidity challenges, then our financial results and financial condition would be adversely affected.

Our loan covenants may affect our liquidity or limit our ability to incur debt, make investments, sell assets, merge or complete other significant transactions.

In March 2014, we entered into a Senior Secured Credit Facility Agreement with Opus Bank. The loan agreement includes provisions that place limitations on a number of our activities, including our ability to incur additional debt, create liens on our assets or make guarantees, make certain investments or loans, pay dividends or dispose of or sell assets or enter into a merger or similar transaction. The loan agreement also contains financial covenants that require us to achieve certain levels of financial performance as measured periodically in terms of our tangible net worth, EBITDA, and specific asset levels as they relate to outstanding debt. If an event of default in such covenants occurs and is continuing, the lender may, among other things, accelerate the loan and seize collateral or take other actions of a secured creditor. If the loan is accelerated, we could face a substantial liquidity problem and may be forced to dispose of material assets or operations, seek to obtain equity capital, or restructure or refinance our indebtedness. Such alternative measures may not be available or successful. Also, our loan covenants may limit our ability to dispose of material assets or operations or to restructure or refinance our indebtedness. Even if we are able to restructure or refinance our indebtedness, the economic terms may not be favorable to us. All of the foregoing could have serious consequences to our financial condition and results of operations. Our ability to generate cash to meet scheduled payments with respect to our debt depends on our financial and operating performance, which in turn, is subject to prevailing economic and competitive conditions and the other factors discussed in this “Risk Factors” section. If our cash flow and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to dispose of material assets or operations, seek to obtain equity capital, or restructure or refinance our indebtedness as noted above. Such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we are not able to secure additional financing when needed, our business could be adversely affected.

We may seek or need to raise additional funds for general corporate and commercial purposes or for acquisitions. Our ability to obtain financing depends on our historical and expected future operating and financial performance, and is also subject to prevailing economic conditions and to financial, business and other factors beyond our control. If we are unable to secure additional financing when desired, our ability to fund our business operations, make capital expenditures, pursue additional expansion or acquisition opportunities, or make another discretionary use of cash could be limited, and this could adversely impact our financial results. There can be no assurance that additional capital will be available to us on favorable terms or at all. The sale of additional debt or equity securities may cause dilution to existing stockholders.

Acquisitions and strategic investments expose us to significant risks.

From time to time we may seek to acquire or make investments in companies, products or technologies that we believe complement or augment our existing business, product offerings or technology portfolio. Acquiring and integrating acquired assets into our business exposes us to certain risks.

Executing acquisition or investment transactions and assimilating personnel and operations from an acquired business may require significant attention and resources, which may divert the attention of our management and employees from day-to-day operations and disrupt our business. This may adversely impact our results of operations.

The costs associated with acquisitions may be significant, whether or not the acquisition transaction is successfully concluded. As a result, acquisition activities may reduce the amount of capital available to fund our business. To purchase another company, we may issue additional equity securities, which could dilute the value of our stockholders’ shares. Acquisitions may result in the assumption of additional liabilities or debt, including unanticipated liabilities, or charges to earnings for such items as amortization of purchased intangibles or in-process research and development expenses. Such liabilities, indebtedness or charges could result in material and adverse impact with respect to our financial condition and results of operations. Acquisitions and strategic investments may also lead to substantial increases in non-current assets, including goodwill. Write-downs of these assets due to unforeseen business developments may materially and adversely impact our financial condition and results of operations.

Additionally, we have in the past acquired companies that we have since divested. In January 2010, we acquired Bluehill ID which had Swiss Multicard AG, Dutch Multicard Nederland BV and German Multicard GmbH as its 100% subsidiaries at the time of acquisition. These businesses were divested in December 2013. In April 2010, we acquired RockWest Technology Group LLC, a privately held U.S. Company that provides ID management solutions and services to the education, government, corporate, casino and healthcare markets in the U.S. This business was divested in February 2014. In July 2011, we acquired polyright SA, a privately-held provider of identity management platforms and open-ended rights and services management solutions for higher education, healthcare and industry, based in Switzerland. Effective January 2013, polyright was merged with its parent company Multicard AG. This business was divested as part of our sale of Multicard AG in December 2013. In January 2012, we acquired payment solution AG, a privately-held German company that provides cashless payment solutions for stadiums, arenas and other event venues. This business was divested in December 2013. We may in the future be required to divest other parts of our business. Divestment of businesses in this fashion could result in the loss of operational capacity and goodwill, which could materially and adversely impact our financial condition and results of operations.

Despite our best efforts, we may fail to realize the anticipated benefits of acquisitions or investments we make, which could have a material adverse effect on our financial condition and results of operations.

Our rebranding initiative may materially and adversely impact our results of operations.

We have implemented a new corporate identity using the word mark and logo “Identiv” in place of “Identive Group” and are in the process of launching new product branding to the marketplace. We expect to incur substantial expense in implementing this rebranding effort, and we cannot guarantee our rebranding efforts will be favorably received by customers or the marketplace. As a result, changing our corporate and product branding could materially and adversely impair the brand recognition on which a significant amount of our business depends.

We may not fully realize the anticipated positive impacts to future financial results from our restructuring efforts.

We have recently realigned our organizational structure to operate as a single, unified company rather than as a group of individual businesses and have reorganized our management team and our operational activities by function (e.g., engineering, sales, marketing, customer service and information technology). These restructuring efforts were undertaken to streamline operations and reduce operating expenses. Our ability to achieve the anticipated cost savings and other benefits from our restructuring efforts within expected time frames is subject to many estimates and assumptions, and may vary materially based on factors such as market conditions and the effect of our restructuring efforts on our work force. These estimates and assumptions are subject to significant economic, competitive and other uncertainties, some of which are beyond our control. There can be no assurance that we will fully realize the anticipated positive impacts to future financial results from our current or future restructuring efforts. If our estimates and assumptions are incorrect or if other unforeseen events occur, we may not achieve the cost savings expected from such restructurings, and our business and results of operations could be adversely affected.

Our business and reputation may be impacted by information technology system failures or network disruptions.

We may be subject to information technology system failures and network disruptions. These may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, or other events or disruptions. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities. Such failures or disruptions could compromise company or customer data, and result in delayed or cancelled orders. System failures and disruptions could also impede the manufacturing and shipping of products, delivery of online services, transactions processing and financial reporting.

Our success depends largely on the continued service and availability of key personnel.

Much of our future success depends on the continued availability and service of key personnel, including our chief executive officer, executive team and other highly skilled employees. Experienced personnel in the technology industry are in high demand and competition for their talents is intense, especially in Silicon Valley, where most of our key personnel are located.

Our business could be adversely affected by reductions or delays in the purchase of our products or services for government security programs in the United States and other countries.

We derive a substantial portion of our revenues from indirect sales to U.S. federal, state and local governments and government agencies, as well as from subcontracts under federal government prime contracts. Large government programs are an important market for our business, as high-security systems employing physical access, smart card, RFID or other access control technologies are increasingly used to enable applications ranging from authorizing building and network access for federal employees to paying taxes online, to citizen identification, to receiving health care. We believe that the success and growth of our business will continue to be influenced by our successful procurement of government business either directly or through our indirect sales channels. Accordingly, changes in government purchasing policies or government budgetary constraints could directly affect our financial performance. Sales to government agencies and customers primarily serving the U.S. Government, including further sales pursuant to existing contracts, may be adversely affected by factors outside our control, such as the sequester, the October 2013 federal government shutdown or other Congressional actions to reduce federal spending, and by adverse economic, political or market conditions. A reduction in current or future anticipated sales to the U.S. Government sector could harm our results of operations.

Additionally, we anticipate that an increasingly significant portion of our future revenues will come from government programs outside the U.S., such as electronic national identity, eGovernment and eHealth. We currently supply smart card readers, RFID products and cloud-based credential provisioning and management solutions for various government programs in Europe, Asia and Australia and are actively targeting additional programs in these and other areas. However, the allocation and availability of budgets for such programs are often impacted by economic or political factors over which we have no control, and which may cause delays in program implementation, which could negatively impact our sales and results of operations.

Our revenues may decline if we cannot compete successfully in an intensely competitive market.

We target our products at the rapidly evolving market for security technologies. Many of our current and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than we do. As a result, our competitors may be able to respond more quickly to new or emerging technologies or standards and to changes in customer requirements. Our competitors may also be able to devote greater resources to the development, promotion and sale of products or solutions and may be able to deliver competitive products or solutions at a lower end user price.

We also experience indirect competition from certain of our customers who currently offer alternative products or solutions or are expected to introduce competitive offerings in the future. For example, in our physical access control business, many of our dealer channel partners act as system integrators, providing installation and service, and therefore carry competitive lines of products and systems. This is a common practice within the industry as the integrators need access to multiple lines in order to support all potential service and user requirements. Depending on the technical competence of their sales forces, comfort level of their technical staff with our systems and price pressure from customers, these integrators may choose to offer a competitive system. There is also business pressure to provide some level of sales to all vendors to maintain access to a range of products and systems.

We believe that the principal competitive factors affecting the markets for our products and solutions include:

•	the extent to which products and systems must support evolving industry standards and provide interoperability;

•	the extent to which products are differentiated based on technical features, quality and reliability, ease of use, strength of distribution channels and price;

•	the ability to quickly develop new products and solutions to satisfy new market and customer requirements; and

•	the total cost of ownership including installation, maintenance and expansion capability of systems.

Increased competition and increased market volatility in our industry could result in lower prices, reduced margins or the failure of our products and services to achieve or maintain market acceptance, any of which could have a serious adverse effect on our business, financial condition and results of operations.

Our business will not be successful if we do not keep up with the rapid changes in our industry.

The market for security products and related services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. To be competitive, we have to continually improve the performance, features and reliability of our products and services, particularly in response to competitive offerings, and quickly demonstrate the value of new products and services or enhancements to existing products and services. Our failure to develop and introduce new products and services successfully on a timely basis and to achieve market acceptance for such products and services could have a significant adverse effect on our business, financial condition and results of operations.

Our increasing focus on cloud-based services presents execution and competitive risks.

An important component of our growth strategy involves the sale of our idOnDemand cloud-based services to deliver identity credential provisioning and management solutions. The market for cloud-based credentialing solutions is at an early stage of development. Customer knowledge of, and trust in the cloud-based delivery of credentialing solutions greatly depends upon suppliers’ ability to demonstrate the value, security and reliability of their offerings compared both to competitive services and to traditional models of managing identity credentials. We believe our expertise in cloud-based service delivery, our broad experience with relevant security standards and technologies and our investments in infrastructure provide us with a strong foundation to compete. However, if we are not able to demonstrate sufficient security and reliability, as well as differentiated value of our cloud-based solutions to potential customers, our revenue and gross profit margins could fail to grow.

Currently, our idOnDemand cloud-based services contribute a small but growing component of our overall revenue. As this component of our business grows, we will recognize an increasing portion of our revenues over the period of service subscription, rather than at the time of sale. To accelerate growth, we have made, and expect to continue to make significant investments to develop, sell and deploy our cloud-based service capabilities. These investments are focused on software development, on expanding and maintaining the secure infrastructure to support our cloud computing services, and on developing sales and distribution channels for our idOnDemand offering. If our investments outpace our revenue growth in cloud services, our operating results will be adversely affected.

Security breaches, whether or not due to our products, could result in the disclosure of sensitive government information or private personal information that could result in the loss of clients and negative publicity.

Many of the systems we sell manage private personal information or protect sensitive information related to our customers in the government or commercial markets. A well-publicized actual or perceived breach of network or computer security in one of these systems, regardless of whether such a breach is attributable to our products, could adversely affect the market’s perception of us and our products, and could result in the loss of customers, have adverse effect on our reputation and reduce demand for our products.

As part of our technical support services, we agree, from time to time, to possess all or a portion of the security system database of our customers. This service is subject to a number of risks. For example, despite our security measures our systems may be vulnerable to cyber attacks by hackers, physical break-ins and service disruptions that could lead to interruptions, delays or loss of data. If any such compromise of our security were to occur, it could be very expensive to correct, could damage our reputation and could discourage potential customers from using our services. Although we have not experienced attempted cyber or physical attacks, we may experience such attempts in the future. Our systems also may be affected by outages, delays and other difficulties. Our insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

Sales of our products could decline and we could be subject to legal claims for damages if our products are found to have defects.

Despite our testing efforts, our products may contain defects that are not detected until after the products have been shipped. The discovery of defects or potential defects may result in damage to our reputation, delays in market acceptance of our products and additional expenditures to resolve issues related to the products’ implementation. If we are unable to provide a solution to actual or potential product defects that is acceptable to our customers, we may be required to incur substantial costs for product recall, repair and replacement, or costs related to legal or warranty claims made against us.

The global nature of our business exposes us to operational and financial risks and our results could be adversely affected if we are unable to manage them effectively.

We market and sell our products and solutions to customers in many countries around the world. To support our global sales, customer base and product development activities, we maintain company offices and/or business operations in several locations around the world, including Australia, Germany, Hong Kong, India, Japan, Singapore and the U.S. We also maintain manufacturing facilities in Singapore and California and manage contract manufacturers in multiple countries outside the U.S. Managing our global development, sales, administrative and manufacturing operations places a significant burden on our management resources and our financial processes and exposes us to various risks, including:

•	longer accounts receivable collection cycles;

•	changes in foreign currency exchange rates;

•	unexpected changes in foreign laws and regulatory requirements;

•	changes in political or economic conditions and stability, particularly in emerging markets;

•	difficulties managing widespread sales and manufacturing operations;

•	export controls;

•	less effective protection of our intellectual property; and

•	potentially adverse tax consequences.

Any failure to effectively mitigate these risks and effectively manage our global operations could have a material adverse effect on our business, financial condition or operating results.

A significant portion of our sales is made through an indirect sales channel, and the loss of dealers, systems integrators, resellers, or other channel partners could result in decreased revenue.

We currently use an indirect sales channel that includes dealers, systems integrators, value added resellers and resellers to sell a significant portion of our products and solutions, primarily into markets or customers where the channel partner may have closer relationships or greater access than we do. Some of these channel partners also sell our competitors’ products, and if they favor our competitors’ products for any reason, they may fail to market our products as effectively or to devote resources necessary to provide effective sales, which would cause our sales to suffer. Indirect selling arrangements are intended to benefit both us and the channel partner, and may be long- or short-term relationships, depending on market conditions, competition in the marketplace and other factors. If we are unable to maintain effective indirect sales channels, there could be a reduction in the amount of product we are able to sell, and our revenues could decrease.

We depend upon third-party manufacturers and a limited number of suppliers, and if we experience disruptions in our supply chain or manufacturing, our business may suffer.

We rely upon a limited number of suppliers for some key components of our products, and this exposes us to various risks, including whether or not our suppliers will provide adequate quantities with sufficient quality on a timely basis, and the risk that supplier pricing may be higher than anticipated. In addition, some of the basic components used in some of our products, such as semiconductors, may at any time be in great demand. This could result in components not being available to us in a timely manner or at all, particularly if larger companies have ordered more significant volumes of those components, or in higher prices being charged for components. Disruption or termination of the supply of components or software used in our products could delay shipments of our products, which could have a material adverse effect on our business and operating results and could also damage relationships with current and prospective customers.

Many of our products are manufactured outside the U.S. by contract manufacturers. Our reliance on foreign manufacturing poses a number of risks, including lack of control over the manufacturing process and ultimately over the quality and timing of delivery of our products. If any of our contract manufacturers cannot meet our production requirements, we may be required to rely on other contract manufacturing sources or identify and qualify new contract manufacturers, and we may not be able to do this in a timely manner or on reasonable terms. Additionally, we may be subject to currency fluctuations, potentially adverse tax consequences, unexpected changes in regulatory requirements, tariffs and other trade barriers, export controls, or political and economic instability. Any significant delay in our ability to obtain adequate supplies of our products from our current or alternative manufacturers would materially and adversely affect our business and operating results. In addition, if we are not successful at managing the contract manufacturing process, the quality of our products could be jeopardized or inventories could be too low or too high, which could result in damage to our reputation with our customers and in the marketplace, as well as possible write-offs of excess inventory.

Our U.S. Government business depends upon the continuance of regulations that require federal agencies to implement security systems such as ours, and upon our ability to receive certain government approvals or certifications and demonstrate compliance in government audits or investigations.

While we are not able to quantify the amount of sales made to end customers in the U.S. Government market due to the indirect nature of our selling process, we believe that orders for U.S. Government agencies represent a significant portion of our revenues. The U.S. Government, suppliers to the U.S. Government and certain industries in the public sector currently fall, or may in the future fall, under particular regulations that require federal agencies to implement security systems that utilize physical and logical access control products and solutions such as ours. These regulations include, but are not limited to, Homeland Security Presidential Directive (HSPD) 12 and Federal Information Processing Standards (FIPS) 201 produced by National Institute of Standards and Technology (NIST). Discontinuance of, changes in, or lack of adoption of laws or regulations pertaining to security could adversely affect our sales.

Our U.S. Government business also is dependent upon receipt of certain governmental approvals or certifications, and failure to receive such approvals or certifications could have a material adverse effect on our sales in those market segments for which such approvals or certifications are customary or required. Government agencies in the U.S. and other countries may audit our business as part of their routine audits and investigations of government orders. Based on the outcome of any such audit, if any of our costs are found to be improperly allocated to a specific order, those costs may not be reimbursed and any costs already reimbursed for such order may have to be refunded. If a government agency audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions. A negative audit could materially affect our competitive position and result in a material adverse impact to our financial results or statements of operations.

Fluctuations in the foreign exchange rates between the U.S. dollar and other major currencies in which we do business may adversely affect our business, financial condition and results of operations.

A significant portion of our business is conducted in foreign currencies, principally the euro. Fluctuations in the value of foreign currencies relative to the U.S. dollar will continue to cause currency exchange gains and losses in our reported results. If a significant portion of operating expenses are incurred in a foreign currency such as the euro, and revenues are generated in U.S. dollars, exchange rate fluctuations might have a positive or negative net financial impact on these transactions, depending on whether the U.S. dollar devalues or revalues compared to the euro. In addition, the valuation of current assets and liabilities that are denominated in a currency other than the functional currency can result in currency exchange gains and losses. For example, when one of our subsidiaries uses the euro as the functional currency, and this subsidiary has a receivable in U.S. dollars, a devaluation of the U.S. dollar against the euro of 10% would result in a foreign exchange loss of the reporting entity of 10% of the value of the underlying U.S. dollar receivable. We cannot predict the effect of exchange rate fluctuations upon future quarterly and annual operating results. The effect of currency exchange rate changes may increase or decrease our costs and/or revenues in any given quarter, and we may experience currency losses in the future. To date, we have not adopted a hedging program to protect against risks associated with foreign currency fluctuations.

We may not be able to protect our intellectual property rights, which could make us less competitive and cause us to lose market share.

Our future success will depend, in part, upon our intellectual property rights and our ability to protect these rights. We rely on a combination of patent, copyright, trademark and trade secret laws, nondisclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights. From time to time we may be required to use litigation to protect our proprietary technology. This may result in our incurring substantial costs and we may not be successful in any such litigation. Despite our efforts to protect our proprietary rights, unauthorized third parties may copy aspects of our products, obtain and use information that we regard as proprietary, or infringe upon our patents. In addition, the laws of some foreign countries do not protect proprietary and intellectual property rights to the same extent as do the laws of the U.S. Because many of our products are sold and a significant portion of our business is conducted outside the U.S., our exposure to intellectual property risks may be higher. Our means of protecting our proprietary and intellectual property rights may not be adequate. Additionally, there is a risk that our competitors will independently develop similar technology or duplicate our products or design around patents or other intellectual property rights. If we are unsuccessful in protecting our intellectual property or our products or technologies are duplicated by others, our competitive position could be harmed and we could lose market share.

We face risks from future claims of third parties and litigation, which could have an adverse effect on our results of operations.

From time to time, we may be subject to claims of third parties, possibly resulting in litigation, which could include, among other things, claims regarding infringement of the intellectual property rights of third parties, product defects, employment-related claims, and claims related to acquisitions, dispositions or restructurings. Addressing any such claims or litigation may be time-consuming and costly, divert management resources, cause product shipment delays, require us to redesign our products, require us to accept returns of products and to write-off inventory, or have other adverse effects on our business. Any of the foregoing could have a material adverse effect on our results of operations and could require us to pay significant monetary damages.

We expect the likelihood of intellectual property infringement and misappropriation claims may increase as the number of products and competitors in the security market grows and as we increasingly incorporate third-party technology into our products. As a result of infringement claims, we could be required to license intellectual property from a third party or redesign our products. Licenses may not be offered when we need them or on acceptable terms. If we do obtain licenses from third parties, we may be required to pay license fees or royalty payments or we may be required to license some of our intellectual property to others in return for such licenses. If we are unable to obtain a license that is necessary for us or our third-party manufacturers to manufacture our allegedly infringing products, we could be required to suspend the manufacture of products or stop our suppliers from using processes that may infringe the rights of third parties. We may also be unsuccessful in redesigning our products. Our suppliers and customers may be subject to infringement claims based on intellectual property included in our products. We have historically agreed to indemnify our suppliers and customers for patent infringement claims relating to our products. The scope of this indemnity varies, but may, in some instances, include indemnification for damages and expenses, including attorney’s fees. We may periodically engage in litigation as a result of these indemnification obligations. Our insurance policies exclude coverage for third-party claims for patent infringement.

A material impairment in the carrying value of goodwill, intangible assets or other long-lived assets could negatively affect our consolidated operating results and net worth.

A significant portion of our assets consists of goodwill, intangible assets and other long-lived assets relating to acquisitions. We review goodwill, intangible assets and other long-lived assets on an annual basis and whenever events and changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the asset is considered impaired, it is reduced to its fair value, resulting in a non-cash charge to earnings during the period in which any impairment is determined. In 2013, the carrying value of goodwill and long-lived assets was determined to be impaired and we recorded impairment charges of $15.8 million to goodwill and long-lived assets, excluding the impairment charge of $11.8 million related to discontinued operations. In 2012, the carrying value of goodwill and long-lived assets was determined to be impaired and we recorded impairment charges of $30.4 million to goodwill and long-lived assets, excluding the impairment charge of $21.5 million related to discontinued operations. Impairment charges may result in material reductions to our operating results and stockholders’ equity.

Our stock price has been and is likely to remain volatile.

Over the past few years, the NASDAQ Stock Market has experienced significant price and volume fluctuations that have particularly affected the market prices of the stocks of technology companies. Volatility in our stock price may result from a number of factors, including, among others:

•	low volumes of trading activity in our stock;

•	technical trading patterns of our stock;

•	variations in our or our competitors’ financial and/or operational results;

•	the fluctuation in market value of comparable companies in any of our markets;

•	expected or announced news about partner relationships, customer wins or losses, product announcements or organizational changes;

•	comments and forecasts by securities analysts;

•	the inclusion or removal of our stock from market indices, such as groups of technology stocks or other indices;

•	our recent 1-for 10 reverse stock split;

•	litigation developments; and

•	general market downturns.

In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our management’s attention and resources.

If we fail to comply with the listing requirements of The NASDAQ Capital Market, the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock currently is listed on The NASDAQ Capital Market. There are a number of continuing requirements that must be met in order for our common stock to remain listed on The NASDAQ Capital Market, and the failure to meet these listing standards could result in the delisting of our common stock from NASDAQ. On June 11, 2013, we received notification from NASDAQ that the Company no longer met the requirement for continued listing under NASDAQ’s listing rules because the minimum bid price of our common stock was below $1.00 over a period of 30 consecutive trading days. The 180-day compliance period allowed to us in which to regain compliance with the minimum bid requirement ended December 9, 2013, but we were granted a 180-day extension, or until June 9, 2014, in which to regain compliance. On May 22, 2014, our shareholders’ approved a proposal authorizing the Company’s Board of Directors to effect a reverse stock split within a specified range. Following the Annual Meeting, the Board of Directors approved the reverse stock split with a ratio of 1-for-10. While the Reverse Stock Split enabled us to regain compliance with The NASDAQ Capital Market’s minimum bid price listing requirement, it may also result in certain adverse impacts to our Company and the trading of our common stock. Additionally, the liquidity of our common stock could be adversely affected by the reduced number of shares resulting from the reverse stock split, which, in turn, could result in greater volatility in the price per share of our common stock. As a result and notwithstanding our reverse stock split and our regained compliance with the NASDAQ Capital Market’s minimum bid price listing requirement, we may not be able to maintain a price per share of our common stock in excess of $1.00 per share or the additional criteria for continued listing of our common stock set forth by The NASDAQ Capital Market. We have determined that an inducement grant of share-based awards to our Chief Executive Officer, Jason Hart, in March 2014 may not have fully complied with the requirements of NASDAQ’s rules. We and Mr. Hart have agreed to cancel these awards to avoid concerns about compliance with NASDAQ rules; however this or the occurrence of any future non-compliance with the NASDAQ Capital Market’s minimum bid price or other listing requirements may have a material adverse effect on our stock price, our business and our prospects.

You may experience dilution of your ownership interests due to the future issuance of additional shares of our stock, and future sales of shares of our common stock could have an adverse effect on our stock price.

We have issued a significant number of shares of our common stock, together with warrants to purchase shares of our common stock, in connection with a number of financing transactions and acquisitions in recent years. In November 2010, in a private placement, we issued 409,763 shares of common stock and warrants to purchase an additional 409,763 shares of common stock. In May 2011, in a public offering, we issued 780,000 shares of common stock. In April 2013, we issued 203,855 shares of common stock in a private transaction with Lincoln Park Capital Fund, LLC (“LPC”), and entered into an agreement with LPC pursuant to which we issued 718,084 additional shares of common stock to LPC through September 9, 2014, the date we provided notice to LPC of the termination of such agreement. In August 2013, in a private placement, we issued 934,847 shares of common stock and warrants to purchase an additional 934,847 shares of common stock. In August 2013, we issued warrants to purchase 99,208 shares of common stock in connection with an amendment to a loan agreement with Hercules Technology Growth Capital, Inc. In March 2014, we issued warrants to purchase 100,000 shares of common stock in connection with entering into a credit agreement with Opus Bank. Additionally, in August 2014, we issued warrants to purchase 85,000 shares of common stock to a consultant. In the future, from time to time we also may issue additional previously authorized and unissued securities, resulting in the dilution of the ownership interests of our current stockholders.

In addition, we have reserved shares of common stock for issuance pursuant to various incentive plans, past acquisition agreements and options and warrants issued in connection with past capital raising activities. As of June 30, 2014, 2.5 million shares of common stock are reserved for future grants and outstanding equity awards under our various equity incentive plans and an additional 2.4 million shares of common stock are reserved for future issuance in connection with other commitments, including the issuance of shares for contingent consideration. We may issue additional shares of common stock or other securities that are convertible into or exercisable for shares of common stock in connection with the hiring of personnel, future acquisitions, future private placements, or future public offerings of our securities for capital raising or for other business purposes. If we issue additional securities, the aggregate percentage ownership of our existing stockholders will be reduced. In addition, any new securities that we issue may have rights senior to those of our common stock.

The issuance of additional shares of common stock or preferred stock or other securities, or the perception that such issuances could occur, may create downward pressure on the trading price of our common stock.

One of our directors indirectly holds significant amounts of our common stock and could have significant influence over the outcome of corporate actions requiring board and stockholder approval.

As of August 1, 2014, Mountain Partners AG, together with its affiliates (collectively “Mountain Partners”), had the right to vote 10% of the outstanding shares of our common stock. Daniel Wenzel, a director of our Company, is a co-founder of Mountain Partners. As of August 1, 2014, the directors and officers of Identiv collectively held 4% of our common stock. Accordingly, our directors and officers could have influence over the outcome of corporate actions requiring Board and stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction.

If current or future export laws limit or otherwise restrict our business, we could be prohibited from shipping our products to certain countries, which could cause our business, financial condition and results of operations to suffer.

Some of our products are subject to export controls or other laws restricting the sale of our products under the laws of the United States, the European Union (EU) and other governments. The export regimes and the governing policies applicable to our business are subject to changes. We cannot be certain that such export authorizations will be available to us or for our products in the future. In some cases, we rely upon the compliance activities of our prime contractors, and we cannot be certain they have taken or will take all measures necessary to comply with applicable export laws. If we or our prime contractor partners cannot obtain required government approvals under applicable regulations, we may not be able to sell our products in certain international jurisdictions.

Changes in tax laws or the interpretation thereof, adverse tax audits and other tax matters may adversely affect our future results.

A number of factors may impact our tax position, including:

•	the jurisdictions in which profits are determined to be earned and taxed;

•	the resolution of issues arising from tax audits with various tax authorities;

•	changes in the valuation of our deferred tax assets and liabilities;

•	adjustments to estimated taxes upon finalization of various tax returns;

•	increases in expenses not deductible for tax purposes; and

•	the repatriation of non-U.S. earnings for which we have not previously provided for U.S. taxes.

Any of these factors could make it more difficult for us to project or achieve expected tax results. An increase or decrease in our tax liabilities due to these or other factors could adversely affect our financial results in future periods.

In the past, we have determined that our internal controls were ineffective, and if we fail to maintain adequate internal controls over financial reporting in the future, our business could be materially and adversely affected.

Under the Sarbanes-Oxley Act, our management must establish, maintain and make certain assessments and certifications regarding our disclosure controls and internal controls over financial reporting. We have dedicated significant resources to comply with these requirements, including significant actions to develop, evaluate, and test our internal controls. A failure to maintain adequate internal controls could result in inaccurate or late reporting of our financial results, an investigation by regulatory authorities, a loss of investor confidence, a decrease in the trading price of our common stock and exposure to costly litigation or regulatory proceedings.

In connection with the audit of our financial statements as of and for the years ended December 31, 2013, we identified a material weakness in internal control over financial reporting, arising from an insufficient number of accounting personnel with appropriate knowledge, experience or training in U.S. GAAP. While we expect to complete the implementation of remediation measures and remediate our existing material weakness during the current fiscal year, there can be no assurance that such remediation efforts will be successful or that our internal control over financial reporting will be effective as a result of these efforts. In addition, we may in the future identify additional internal control deficiencies that could rise to the level of a material weakness or uncover errors in financial reporting.

The effects of new regulations relating to conflict minerals may adversely affect our business.

The SEC has adopted disclosure and reporting rules intended to improve transparency and accountability concerning the supply of certain minerals, known as conflict minerals, originating from the Democratic Republic of Congo (“DRC”) and adjoining countries. These rules require us to determine the origin of certain materials used in our products and to disclose whether we use any materials containing conflict minerals originating from the DRC and adjoining countries. The implementation of these new requirements could adversely affect the sourcing, availability and pricing of conflict minerals used in the manufacture of our products. In addition, we may incur additional costs to comply with the disclosure requirements, including costs related to determining the source of any of the relevant minerals used in our products. Since our supply chain is complex, the due diligence procedures that we implement may not enable us to ascertain the origins for these minerals or determine that these minerals are DRC conflict free, which may harm our reputation. We may also face difficulties in satisfying customers who may require that our products be certified as DRC conflict free, which could harm our relationships with these customers and lead to a loss of revenue. These new requirements also could have the effect of limiting the pool of suppliers from which we source these minerals, and we may be unable to obtain conflict-free minerals at competitive prices, which could increase our costs and adversely affect our manufacturing operations and our profitability.

Provisions in our charter documents and Delaware law may delay or prevent our acquisition by another company, which could decrease the value of your shares.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us or enter into a material transaction with us without the consent of our Board. These provisions include a classified Board and limitations on actions by our stockholders by written consent. Delaware law imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. In addition, our Board has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. These provisions will apply even if the offer were to be considered adequate by some of our stockholders. Because these provisions may be deemed to discourage a change of control, they may delay or prevent the acquisition of our Company, which could decrease the value of our common stock.

Risks Relating to this Offering

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We expect to use the net proceeds from this offering for working capital and other general corporate purposes, including the acquisition of, or investment in, companies, technologies, products or assets that complement our business. However, a number of variables will influence our actual use of the net proceeds from this offering, and our actual uses of the net proceeds of this offering may vary substantially from our currently planned uses. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Until the net proceeds are used, they may be placed in investments that do not produce significant income or lose value. Our failure to apply these funds effectively could have a material adverse effect on our business or the development of our product candidates and cause the price of our common stock to decline.

Investors in this offering will pay a much higher price than the book value of our stock, and you may experience immediate and substantial dilution in the net tangible book value per share of the stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our stock, you will suffer substantial dilution in the net tangible book value of the stock you purchase in this offering. Based on an assumed public offering price of $19.66 per share, the last reported sale price of our common stock on September 9, 2014 as reported on The NASDAQ Capital Market, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $16.45 per share in the net tangible book value of the common stock. In the past, we issued certain stock options and warrants to purchase common stock at prices below the assumed offering price. To the extent these outstanding stock options and warrants are ultimately exercised, you will incur further dilution. Please see “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase stock in this offering.

Resales of our common stock by our stockholders in the public market during this offering may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. The issuance from time to time of these new shares of our common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Future sales of our common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution in their investment.

Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of shares of our common stock and our ability to raise capital. Our executive officers and directors are subject to agreements with the underwriter of this offering that restrict their ability to transfer their stock until 90 days following the date of this prospectus with certain exceptions. We may issue additional shares of common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

Our stock price has fluctuated and declined significantly since our initial public offering and may continue to do so.

The trading price of our common stock has fluctuated in the past and is expected to continue to fluctuate in the future as a result of a number of factors, many of which are outside our control, such as changes in the operating performance and stock market valuations of other technology companies generally.

In addition, The NASDAQ Capital Market on which our common stock is listed has recently and in the past experienced extreme price and volume fluctuations that have affected the market prices of many companies, some of which appear to be unrelated or disproportionate to their operating performance. These broad market fluctuations could adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. Securities class action litigation against us could result in substantial costs and divert our management’s attention and resources.

We have a large number of authorized but unissued shares of stock, which could negatively impact holders of our common stock.

Our certificate of incorporation provides for 130,000,000 shares of authorized common stock, par value $0.001 per share, of which 121,929,350 shares were available for future issuance as of June 30, 2014, and 10,000,000 shares of authorized preferred stock, par value $0.001 per share, all of which are available for future issuance. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Furthermore, the number of shares of common stock to be outstanding after this offering as disclosed in this prospectus supplement excludes shares held in treasury, shares issuable upon the exercise of stock options, shares available for future grants under our equity incentive plans, shares available for future sale to our employees under the Employee Stock Purchase Plan, shares issuable upon exercise of warrants and options granted outside our equity incentive plans, and shares issuable in connection with past acquisitions. To the extent additional shares are issued pursuant to the foregoing or additional capital is raised through the sale of equity or convertible debt securities, such issuance of additional shares of common stock may have a dilutive effect on earnings per share and relative voting power. We could use the shares of common stock that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

Any preferred stock that may be issued will have such rights, preferences and privileges as our board may determine. These rights, preferences and privileges may include dividend rights, conversion rights, voting rights and liquidation rights that may be greater than the rights of our common stock. As a result, the rights of holders of our common stock will be subject to, and could be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

Our ability to use net operating losses to reduce future tax payments may be limited by provisions of the Internal Revenue Code, and may be subject to further limitation as a result of future transactions.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, (the “Code”) contain rules that limit the ability of a company that undergoes an “ownership change” (generally defined as a more than 50 percentage point increase in the percentage of its stock owned by certain shareholders over a three-year period) to utilize its net operating loss and tax credit carryforwards and certain built-in losses recognized in the years after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders who directly or indirectly own 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company. Generally, if an ownership change occurs, the yearly taxable income limitation on the use of net operating loss and tax credit carryforwards is equal to the product of the applicable long-term tax exempt rate and the value of the company’s stock immediately before the ownership change. The Company believes it has undergone an ownership change. As a result, we may be unable to offset our taxable income with net operating losses, or our tax liability with credits, before these losses and credits expire.

In addition, it is possible that future transactions (including issuances of new shares of our common stock and sales of shares of our common stock) will cause us to undergo one or more additional ownership changes. In that event, we generally would not be able to use our net operating losses from periods prior to this ownership change to offset future taxable income in excess of the annual limitations imposed by Sections 382 and 383 and those attributes that are already subject to limitations (as a result of any prior ownership changes) may be subject to more stringent limitations. We have not completed a study to assess whether the sale of shares pursuant to this offering would give rise to an ownership change.

If securities or industry analysts publish research or reports about our business, the price of our stock and trading volume could decline as a result of such research or reports.

Currently, the trading market for our common stock is not widely covered by research reports and opinions that securities or industry analysts publish. However, if more analysts begin to cover us, the trading market for our common stock will be influenced by the research reports and opinions that are published about our business.

Investors have numerous investment opportunities and may limit their investments to publicly traded companies that receive thorough research coverage. If more analysts begin to cover us and fail to publish reports in a regular manner, we could lose visibility in the financial markets, which could cause a significant and prolonged decline in our stock price due to lack of investor awareness. Furthermore, if one or more analysts downgrade our stock or comment negatively about our prospects or the prospects of other companies operating in our industry, our stock price could decline significantly.

We do not expect to pay any dividends for the foreseeable future. Our stockholders may never obtain a return on their investment.

We have never declared or paid dividends on our common stock, and we do not expect to pay dividends on our common stock in the foreseeable future. Instead, we anticipate that future earnings, if any, will be used to finance the operation and growth of our business. Any future determination to pay dividends on our common stock is subject to the discretion of our board of directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

USE OF PROCEEDS

We expect the net proceeds to us from this offering to be approximately $         million, or $         million if the underwriter exercises its overallotment option in full, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the proceeds from this offering for working capital and other general corporate purposes, including the acquisition of, or investment in, companies, technologies, products or assets that complement our business. However, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending these uses, we intend to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock, and we do not currently intend to pay any dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the operation and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on The NASDAQ Capital Market under the symbol “INVE”. The following table sets forth, for the periods indicated, the high and low intra-day prices for our common stock as reported on The NASDAQ Capital Market (as adjusted for the 1-for-10 reverse split of our common stock effected on May 27, 2014).

	High	Low
Year ended December 31, 2012
First quarter	$24.40	$16.50
Second quarter	$21.70	$9.10
Third quarter	$10.20	$6.50
Fourth quarter	$15.70	$8.51
Year ended December 31, 2013
First quarter	$16.00	$11.90
Second quarter	$15.00	$7.23
Third quarter	$8.70	$6.98
Fourth quarter	$7.80	$4.86
Year ending December 31, 2014
First quarter	$13.00	$5.72
Second quarter	$12.50	$6.12
Third quarter (through September 9, 2014)	$21.06	$9.89

The last reported sale price of our common stock on September 9, 2014 was $19.66. As of September 9, 2014, we had approximately 229 record holders of our common stock and thousands of additional beneficial holders.

DILUTION

If you purchase our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value at June 30, 2014 was $3.9 million, or $0.48 per share, based on 8,070,650 shares of our common stock outstanding as of that date. After giving effect to the assumed sale of 1,500,000 shares of common stock by us at an assumed public offering price of $19.66 per share, the last reported sale price of our common stock on September 9, 2014 as reported on The NASDAQ Capital Market, and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2014 would have been $30.7 million, or $3.21 per share. This represents an immediate increase in the net tangible book value of $2.73 per share to existing stockholders and an immediate dilution of $16.45 per share to investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$19.66
Net tangible book value per share as of June 30, 2014, before giving effect to this offering	$0.48
Increase in net tangible book value per share attributable to investors participating in this offering	2.73

Pro forma net tangible book value per share after giving effect to this offering		3.21

Dilution per share to new investors		$16.45

If the underwriter exercises in full its option to purchase additional shares of our common stock in this offering, the pro forma net tangible book value per share after giving effect to this offering would be $3.55 per share, representing an immediate increase in the net tangible book value of $3.07 per share to existing stockholders and an immediate dilution of $16.11 per share to investors in this offering.

A $1.00 increase or decrease in the assumed public offering price of $19.66 per share would increase or decrease dilution per share to new investors in this offering by $0.86, assuming that the number of shares of our common stock offered by us remains the same.

For purposes of the above calculation, the number of shares of common stock to be outstanding after this offering is based on 8,070,650 shares outstanding on June 30, 2014 (as adjusted for the 1-for-10 reverse split of our common stock effected on May 27, 2014) and excludes:

•	1,054,932 shares of common stock available for future grants under our equity incentive plans;

•	293,888 shares of common stock available for future sale to our employees under our Employee Stock Purchase Plan;

•	1,794,391 shares of common stock issuable upon exercise of warrants and stock awards granted outside our equity incentive plans outstanding prior to this offering;

•	126,142 shares of common stock issuable to former holders of Bluehill ID AG bearer shares not tendered in connection with the acquisition of Bluehill ID AG pursuant to the Business Combination Agreement, dated September 20, 2009, as amended October 20, 2009; and

•	451,671 shares of common stock reserved for potential issuance as contingent consideration to the former stockholders of idOnDemand, Inc. pursuant to the earn-out provisions contained in the Stock Purchase Agreement dated April 29, 2011.

•	up to 244,509 shares to be issued to LPC for its commitment to purchase shares of our common stock pursuant to an agreement that has been terminated effective September 10, 2014.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock by “non-U.S. holders” (as defined below) pursuant to this offering. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated under the Code, administrative rulings, and judicial decisions currently in effect. These authorities may change at any time, possibly retroactively, or the Internal Revenue Service, or IRS, might interpret the existing authorities differently. In either case, the tax considerations of the acquisition, ownership or disposition of our common stock could differ from those described. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors in such entities);

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or tax-qualified retirement plans;

•	real estate investment trusts or regulated investment companies;

•	controlled foreign corporations or passive foreign investment companies;

•	persons who acquired our common stock as compensation for services;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.

Non-U.S. Holder Defined

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of our common stock that for U.S. federal income tax purposes is neither a partnership (or entity that is treated as a partnership for U.S. federal income tax purposes) nor:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia;

•	a trust if it (i) is subject to the primary supervision of a U.S. court and one of more U.S. persons have authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate whose income is subject to U.S. income tax regardless of source.

If you are a non-U.S. citizen that is an individual, you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, subject to certain exceptions, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Dividends

We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do make distributions on shares of our common stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “Sale of Common Stock” below.

Any dividend paid to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an IRS Form W-8BEN (in the case of an individual) or IRS Form W-8BEN-E (in the case of an entity) or appropriate substitute form to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a partnership or other pass-through entity, the certification requirements generally apply to the partners or other owners rather than to the partnership or other entity, and the partnership or other entity must provide the partners’ or other owners’ documentation to us or our paying agent. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may be able to obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to United States withholding tax. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to being taxed at graduated tax rates on dividends that are effectively connected with a U.S. trade or business, a corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty) on the corporate non-U.S. holder’s effectively connected earnings and profits, subject to certain adjustments.

In general, non-U.S. holders must periodically update their IRS Forms W-8BEN, W-8BEN-E and W-8ECI.

Sale of Common Stock

Subject to the discussion below regarding the Foreign Account Tax Compliance Act, non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of our common stock unless:

•	the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met (in which case the gain, which may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States, would be subject to a flat 30% tax) unless an applicable income tax treaty provides otherwise; or

•	we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation,” or USRPHC.

In general, we would be a USRPHC if interests in U.S. real estate comprised at least half of the value of our business assets. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we become a USRPHC, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if beneficially owned by a non-U.S. holder that actually or constructively owned more than 5% of our outstanding common stock at some time within the five-year period preceding the disposition.

If any gain from the sale, exchange or other disposition of our common stock, (i) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax” at a rate of 30%, or such lower rate as may be specified by an applicable tax treaty.

Information Reporting and Backup Withholding

We must report information annually to the IRS with respect to any distributions we make on our common stock (whether or not the distribution represents a taxable dividend or is subject to U.S. federal withholding tax)

to a non-U.S. holder including the amount of any such dividends, the name and address of the recipient, and the amount of any tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on common stock generally will not be subject to additional information reporting or backup withholding, so long as the non-U.S. holder certifies its nonresident status (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim treaty benefits described under “Dividends” will generally satisfy the certification requirements necessary to avoid the backup withholding tax.

Under the Treasury regulations, the payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-U.S. holder (and the broker does not have actual knowledge or reason to know the holder is a U.S. person) or otherwise establishes an exemption. The payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting, but not backup withholding, will apply to a payment of proceeds, even if that payment is made outside of the United States, if you sell our common stock through a non-U.S. office of a broker that is:

•	a U.S. person (including a foreign branch or office of such person);

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business;

unless the broker has documentary evidence that the beneficial owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, will impose a U.S. federal withholding tax of 30% on certain “withholdable payments” (including U.S. source dividends and the gross proceeds from the sale or other disposition of U.S. stock) to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply on dividends on and the gross proceeds of a disposition of our common stock to non-financial foreign entities (as specifically defined by applicable rules) that fail to comply with certain certification and information reporting requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these rules for their investment in our common stock.

The obligation to withhold under FATCA will generally apply to, (i) dividends on our common stock that are paid after June 30, 2014 and (ii) gross proceeds from the disposition of our common stock occurring after December 31, 2016.

U.S. Federal Estate Tax

In general, the estate of a decedent who was neither a U.S. citizen nor a nonresident (as specially defined for estate tax purposes) is subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock is U.S. situs property and therefore will be included in the taxable estate of such decedents, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We have entered into an underwriting agreement with Cowen and Company, LLC with respect to the common stock being offered hereby. Subject to the terms and conditions of the underwriting agreement, Cowen and Company, LLC, as the underwriter for the offering, has agreed to purchase from us          shares of our common stock.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment option to purchase additional shares. We have granted to the underwriter an option to purchase up to an additional              shares of our common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days from the date of this prospectus supplement. The underwriter may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby.

Underwriting discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

Total
	Per Share	Without Overallotment Exercise	With Overallotment Exercise
Public offering price	$	$	$
Underwriting discount paid by us
Proceeds, before expenses, to us

We have agreed to reimburse the underwriter for legal fees, disbursements and expenses of its counsel and other out-of-pocket expenses related to this offering, including expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, Inc.

We estimate that the total expenses payable by us in connection with the offering, excluding the underwriting discount, will be approximately $            .

The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $         per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus supplement.

Discretionary accounts. The underwriter does not intend to confirm sales of the shares to any accounts over which it has discretionary authority.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriter is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriter sells more shares than could be covered by exercise of the overallotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-up agreements. Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request for, or exercise any right with respect to, the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC for a period of 90 days after the date of the pricing of the offering. The 90-day restricted period will be automatically extended if (i) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the public announcement of the material news or the occurrence of the material event, as applicable, unless Cowen and Company, LLC waives, in writing, such extension. Notwithstanding the foregoing, the 90-day restricted period will not be extended if (i) our common stock is an “actively traded security” as defined in Regulation M under the Exchange Act, (ii) we satisfy the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by FINRA Rule 2711(f)(4), (iii) the provisions of FINRA Rule 2711(f)(4) do not restrict the publication or distribution, by the underwriter, of any research relating to us during the 15 days before or after the last day of the restricted period or (iv) Cowen and Company, LLC waiver, in writing, such extension.

This lock-up provision applies to common stock and to securities convertible into or exercisable or exchangeable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors include, among other things and subject to certain exemptions, (a) the transfer of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift to any member of the immediate family of the executive officer or director or to a trust formed for the benefit of an immediate family member, (ii) by will or intestate succession, or (iii) as a bona fide gift to a charity or educational institution; (b) the exercise of options or warrants to purchase our common stock (including exercise on a “cashless” basis to the extent permitted by the instruments representing such options or warrants); (c) the establishment or modification of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; (d) transactions relating to shares of common stock or any securities convertible into or exercisable or exchangeable for common stock acquired in open market transactions after completion of the offering and (f) any transfers to us to satisfy tax withholding obligations pursuant to our existing equity incentive plans or arrangements. The exceptions to the lock-up for us include, among other things and subject to certain exemptions, (v) our sale of shares in this offering, (w) the grant of options, restricted stock, restricted stock units and other equity-based incentive awards pursuant to our benefit plans, equity incentive plans or other compensation plans, (x) the issuance of shares of our common stock pursuant to the exercise of warrants or options, the vesting of restricted stock units, or the conversion of notes, in each case pursuant to contractual obligations existing on the date of this prospectus supplement or existing equity incentive plans, (x) the issuance of shares of our common stock or warrants to purchase our common stock, in connection with strategic transactions; which in the aggregate shall not exceed 7.5% of the total number of outstanding shares of our common stock as of the date of the underwriting agreement; provided that the recipient of any such shares or warrants are contractually prohibited from selling such shares or warrants for the remainder of the restricted period and (z) the adoption of a new equity incentive plan, filing of a related registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan and the issuance of securities pursuant to such new equity incentive plan.

Notice to Investors

United Kingdom. The underwriter:

•	has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement and the accompanying prospectus do not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive,

provided that no such offer of our shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive’’ means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter and its respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of shares on our behalf or on behalf of the underwriter.

Electronic offer, sale and distribution of shares. A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to itself and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other relationships. The underwriter and its affiliates may provide from time to time to us and our affiliates various investment banking, commercial banking and other financial services for which they may in the future receive customary fees.

Listing on The NASDAQ Capital Market. Our common stock is traded on The NASDAQ Capital Market under the symbol “INVE.” The transfer agent for our common stock to be issued in this offering is American Stock Transfer & Trust Co.

LEGAL MATTERS

The validity of the issuance of the securities offered under this prospectus supplement will be passed upon for us by DLA Piper LLP (US), East Palo Alto, California. Certain legal matters related to this offering will be passed upon for the underwriter by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California and New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2013 and 2012 incorporated herein by reference from the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2014 and the related financial statement schedules incorporated herein by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 have been audited by Ernst & Young GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing

The consolidated financial statements and the related financial statement schedule for the year ended December 31, 2011 incorporated herein by reference from the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2014 and the related financial statement schedules incorporated herein by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 have been audited by Deloitte & Touche GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying prospectus, the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of a document that is deemed not to be filed) prior to the time that we sell all of the securities offered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	the information specifically incorporated by reference into our 2013 Annual Report on Form 10-K referred to above from our definitive proxy statement on Schedule 14A, filed on April 28, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	our Current Reports on Form 8-K filed on February 5, 2014, February 24, 2014, March 19, 2014, April 4, 2013, April 11, 2014, May 23, 2014, July 7, 2014, July 16, 2014, August 4, 2014, September 2, 2014 and September 10, 2014 and our amended Current Report on Form 8-K/A filed on September 5, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the SEC on October 7, 1997), including any amendment or report filed for the purpose of updating such description.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus supplement). Requests should be directed to Identiv, Inc., Attn: Investor Relations, 39300 Civic Center Drive, Suite 140, Fremont, California 94538, or by calling (949)  553-4251.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file reports, proxy and information statements and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy and information statements and other information can be inspected and copied at prescribed rates at the Public Reference Room of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information, including electronic versions of our filings. The website address is www.sec.gov.

PROSPECTUS

IDENTIVE GROUP, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination as units with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INVE,” On April 24, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.92 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus provides you with a general description of debt and equity securities that we may offer and sell, from time to time, either individually or in combination. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any debt or equity securities we offer and the specific manner in which we will offer the debt or equity securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

In this prospectus, except as otherwise indicated, “Identive,” “the Company,” “we,” “our,” and “us” refer to Identive Group, Inc. and its subsidiaries.

ABOUT IDENTIVE-GROUP, INC.

Overview

We are a global security technology company that provides trust solutions in the connected world, including premises, information and everyday items. CIOs, CSOs and product departments rely upon our trust solutions to reduce risk and achieve compliance, and to protect brand identity. Our trust solutions are implemented using standards-driven products and technology, such as hardware, software, digital certificates, mobility and cloud services.

Market Strategy

Our corporate priority is to simplify our business and drive revenue growth by focusing our resources and activities to deliver trust solutions to customers globally. Our trust solutions leverage core expertise from our existing product portfolio with a focus on cloud and mobile technologies, as well as our significant experience addressing customers’ security challenges across multiple markets, including the U.S. Government, transportation, healthcare, education, banking, critical infrastructure, foreign governments and others.

In particular, we believe that our more than 20 years’ experience delivering security solutions to U.S. Government customers has provided us with significant expertise in security technologies and the evolving standards that continually shape their application to protect premises, information, and everyday items. Our products enable compliance with federal directives and standards implemented over the past decade, including Homeland Security Presidential Directive (HSPD) 12 and Federal Information Processing Standard (FIPS) 201, which defines a common identification standard known as the Personal Identity Verification (PIV) credential, used by all U.S. Government employees and contractors. We have supplied millions of smart card readers to the Department of Defense and other federal agencies to enable secure logical access to PCs, networks and data. We are a leading supplier of physical access control solutions to both federal and state government customers, including agencies within the Department of Justice and the Department of the Treasury. As a pioneering adopter of security technologies and protocols employed on a large scale, the U.S. Government is a benchmark for enterprises as well as other governments worldwide.

Over the last several years we have added new technology expertise and capabilities to our business to address new, rapidly growing trends in security, including mobility and cloud-based services. In 2010 we acquired two companies that gave us the capability to design and manufacture RFID and NFC inlays and tags. Currently we are one of the top global suppliers of NFC products, which enable contactless communication with mobile devices. In 2011 we acquired idOnDemand, a pioneering provider of cloud-based services for the issuance and management of identity credentials. In 2013 we won our first significant customer orders for our idOnDemand service and we continue to develop our idOnDemand offering to address the need for affordable and easy to implement identity credential provisioning and management. We are combining our expertise in NFC, cloud services, access control and smart card technologies to provide mobile solutions that enable secure access to premises and IT networks using a mobile device.

Trust Solutions

In our increasingly connected world, governments, enterprises, commercial businesses, organizations of every size, and individuals are continually challenged to protect their physical environments and digital resources, which are vulnerable to data breaches, identity theft, fraud, counterfeiting and other breakdowns of security. Increasingly, organizations are modifying their existing security systems or implementing new systems that combine the management and administration of both physical and logical access control. Within the security industry, this process is known as convergence. The goal of converged systems is to provide integrated, policy-based physical and logical access to enable benefits such as single sign on and centralized identity management, as well as network provisioning throughout a user’s lifecycle.

We provide our customers with a complete, integrated trust solution for converged access. A core component of our trust solutions is our idOnDemand service, which provides organizations with a complete, easy to implement and cost-effective solution for issuing and managing identity credentials. Because this solution is offered through the cloud, our customers can access the service at any time from our secure web portal to issue, manage or revoke credentials to any employees, without the high cost and complexity of internal deployments. Our Trust for Premises solutions provide security for an organizations premises, and our Trust for Information solutions enable secure access to PCs, networks, and devices that protect an organization’s information. All work together to provide a seamless, converged security solution.

Company Information

We were founded in 1990 in Munich, Germany and incorporated in 1996 under the laws of the state of Delaware. Our principal offices are located at 39300 Civic Center Drive, Suite 160, Fremont, California 94538, and our telephone number is (949) 553-4251. Our website address is www.identiv.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference that we may authorize for use in connection with this offering. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including capital expenditures and working capital. We may use a portion of our net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus and at the time of such offer we are no longer a smaller reporting company, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

DESCRIPTION OF SECURITIES

We may offer, from time to time, in one or more offerings, up to $50,000,000 of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; or

•	any combination of the foregoing securities.

The aggregate offering price of the offered securities that we may issue will not exceed $50,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our fourth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

We are authorized to issue 130,000,000 shares of common stock, par value $0.001 per share. On April 21, 2014, we had 79,231,608 shares of common stock issued and outstanding. Except as otherwise provided in any resolution providing for the issue of any series of preferred stock, holders of our common stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Neither our fourth amended and restated certificate of incorporation, as amended, nor our amended and restated by-laws authorize cumulative voting. The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Our Board of Directors

Our board of directors currently has eight (8) members. Our fourth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws provide that the number of directors shall be fixed from time to time by resolution adopted by the vote of a majority of the directors then in office. Our fourth amended and restated certificate of incorporation, as amended, provides that the board of directors shall be divided into three nearly equal classes, with each class’s term expiring on a staggered basis. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum. Directors may be removed only for cause by the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, cast at a meeting of the stockholders called for that purpose.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market under the symbol “INVE”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, 40,000 of which have been designated as Series A Participating Preferred Stock, par value $0.001 per share. As of the date of this prospectus, no shares of our preferred stock, including the Series A Participating Preferred Stock, were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our fourth amended and restated certificate of incorporation, as amended, the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock, and our amended and restated by-laws, each of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management as discussed below. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up.

The preferred stock offered by this prospectus will, when issued, not have or be subject to any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock is American Stock Transfer and Trust Company.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

Each series of debt securities may have different terms and may be either secured or unsecured. The debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “indenture.” We will refer to the trustee under the indenture as the “trustee.” The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included a copy of the form of the indenture as an exhibit to our registration statement and it is incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•	whether the principal of, and any premium or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•	whether the amount of payments of principal of, and any premium or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the indenture;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•	whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;

•	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•	the name of the trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•	any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indenture provides that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, (A) is organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (B) assumes the obligations (i) to pay the principal of, and any premium and interest on, all of the debt securities and (ii) to duly perform and observe all of the covenants and conditions contained in each indenture;

•	after giving effect to the transaction, there is no event of default under the indenture and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to the trustee.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indenture with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium on any debt security of such at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by Identive continuing for 90 days after written notice as provided in the indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Identive or any significant subsidiary of Identive; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the trustee all required payments of the principal, any premium or interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

Notwithstanding the foregoing, the indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or interest;

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indenture requires the trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indenture provides that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium and interest on, such debt securities at the respective due dates thereof.

The indenture provides that, subject to provisions in the indenture relating to its duties in the case of a default, the trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon such trustee. However, the trustee may refuse to follow any direction which:

•	is in conflict with any law or the indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indenture

The indenture provides that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium, payable on redemption of any such debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security; and

•	make any change that adversely affects any applicable right to convert any such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the indenture.

We and our trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add to, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to add or provide for a guaranty of the securities or additional obligors on the securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that permits us to elect either or both of the following:

•	we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in their sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Reports

The indenture provides that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days thereafter. Documents filed by us with the SEC through the SEC’s EDGAR system, or any successor thereto, will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

No Personal Liability of Certain Persons

None of our directors, officers, employees, agents, stockholders or subsidiaries will have any liability for any obligations of our, or because of the creation of any indebtedness under the debt securities, the indenture or any supplemental indenture. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of the indenture and the issuance of the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The indenture limits the right of the trustee, should it become our creditor, to obtain payment of claims or to secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest and there is a default under the debt securities of any series for which it is trustee, the trustee will be required to eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and the parties named therein, which may include a bank or trust company, as warrant agent, that we will name in the prospectus supplement. If a warrant agent is so named, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities. In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may loan or pledge securities to a financial institution or other third party that in turn may sell those securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW

Anti-Takeover Provisions of our Delaware Certificate of Incorporation and By-laws

In addition to the board of directors’ ability to issue shares of preferred stock, our Fourth Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include a classified board of directors as discussed above, elimination of stockholder action by written consents, advance notice procedures for stockholder proposals and supermajority vote requirements for business combinations.

Classified Board; Limitation on Ability of Stockholders to Remove Directors. Under the Delaware General Corporation Law, unless the certificate of incorporation otherwise provides, directors serving on a classified board can only be removed by the stockholders for cause. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. In addition, our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that our stockholders may only remove a director from office for cause.

Elimination of Stockholder Action Through Written Consent. Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advanced Notice Procedures for Stockholder Proposals. Our Amended and Restated By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Amended and Restated By-laws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Amended and Restated By-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Business Combinations. Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that the affirmative vote of holders of at least 66 2/3% of the total outstanding shares eligible to vote is required in the event of (i) a merger or combination between the company and an entity or person owning, directly or indirectly, 10% of our shares (an “Interested Purchaser”) or (ii) any sale of the company or a sale of all or substantially all of our assets to an Interested Purchaser (a transaction described in (i) or (ii) being a “Transaction”), unless: (a) the Transaction is approved by two-thirds of the members of the Board of Directors; or (b) as a result of the Transaction, all holders of then outstanding share (other than the Interested Purchaser) receive cash in an amount at least equal to the greatest of (x) the highest price paid by the Interested Purchaser for any shares during the offer, (y) an amount reflecting the same or a greater percentage relationship to the then market price of the company’s stock as the highest price per share paid by the Interested Purchaser during the tender offer bears to the market price of the stock immediately prior to the commencement of the tender offer, or (z) an amount equal to the earnings per share of the company for the four full consecutive fiscal quarters immediately preceding the proposed Transaction multiplied by the then current price/earnings ratio of the Interested Purchaser.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employ participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our fourth amended and restated certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with all of our current directors and expect to enter into a similar agreement with any new directors.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by DLA Piper LLP (US), East Palo Alto, CA. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. as of December 31, 2013 and for the years ended December 31, 2013 and 2012 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Ernst & Young GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. as of December 31, 2011 and for the year ended December 31, 2011 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. Reports, proxy statements and other information filed by us with the SEC can also be obtained on our internet site at http://www.identiv.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;

•	Our Current Reports on Form 8-K filed on February 5, 2014, February 24, 2014, March 19, 2014, March 20, 2014, April 4, 2014 and April 11, 2014;

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the Commission on October 7, 1997), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to Identive Group, Inc., Attn: Investor Relations, 39300 Civic Center Drive, Suite 160, Fremont, California 94538, or by calling (949) 553-4251.

             Shares

Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

September     , 2014